Exhibit 99.2

MEMSIC Announces Receipt of Unsolicited Non-Binding Proposal

Andover, MA – November 20, 2012 – MEMSIC, Inc. (NasdaqGM: MEMS), a leading MEMS solution provider, today announced that its Board of Directors has received an unsolicited, non-binding proposal from IDG-Accel China Growth Fund II L.P., for itself and on behalf of its affiliated funds and certain nominees (collectively, “IDG”), to acquire all outstanding shares of common stock of MEMSIC not currently owned by IDG or its affiliates for cash in the amount of $4.00 per share.

In response to the proposal, the Company’s Board of Directors has established a Special Committee of the Board comprised of its three independent directors. The Special Committee has engaged RBC Capital Markets, LLC as its financial advisor to assist it in evaluating this proposal and all other strategic alternatives, and will consider the IDG proposal and related matters carefully in due course, consistent with the Board’s fiduciary duties to act in the best interest of stockholders.

The Board of Directors cautions MEMSIC stockholders and others considering trading in its securities that neither the Board of Directors nor the Special Committee has made any decision with respect to the IDG proposal and that there can be no assurance that any definitive offer will be made or accepted, that any agreement will be executed or that any transaction will be consummated.

MEMSIC does not intend to comment further regarding this proposal or its evaluation of strategic alternatives, unless a specific transaction is recommended by the Board of Directors.

About MEMSIC

Headquartered in Andover, Massachusetts, MEMSIC, Inc. provides advanced semiconductor sensor and system solutions based on integrated micro electromechanical systems, or MEMS, technology and mixed signal circuit design. Its accelerometer products are used to measure tilt, shock, vibration and acceleration, and have a wide range of applications such as mobile phones, automotive safety systems and video projectors. MEMSIC combines proprietary thermal-based MEMS technology and advanced analog mixed signal processing circuitry design into a single chip using a standard complementary metal-oxide semiconductor, or CMOS, process.

For further information, please visit www.memsic.com.

Safe Harbor Statement

Statements included in this press release which are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. When used in this press release the terms "anticipate," "believe," "estimate," "expect," "may," "objective," "plan," "possible," "potential," "project," "will" and similar expressions identify forward-looking statements. Important factors that could cause actual results to differ include those identified under the heading “Risk Factors” in the company’s annual report on Form 10-K for the year ended December 31, 2011, as well as the following: our limited operating history makes it difficult to evaluate our business and prospects; our operating results may fluctuate and are difficult to predict and if we do not meet financial expectations of securities analysts or investors, the price of our common stock will likely decline; we do not have long-term purchase commitments from our customers, and our ability to accurately forecast demand for and sales of our products is limited, which may result in excess or insufficient inventory and uncertainty and volatility with respect to our revenue from period to period; we depend on a limited number of customers for a high percentage of our revenues, and the loss of, or a significant reduction in orders from, any of these customers would significantly reduce our revenues; our products are complex and defects in our products could result in a loss of customers, damage to our reputation, decreased revenue, unexpected expenses, loss of market share and warranty and product liability claims; we may not be able to manage our business growth effectively, and failure to do so could strain our management, operating and other resources, which could materially and adversely affect our business and growth potential; and the average selling prices of products in our markets have historically decreased rapidly and will likely do so in the future, which could harm our gross margins and results.

The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

Investor Contact:

Harriet Fried
LHA
(978) 738-0900 x240
ir@memsic.com